Q4 FY20 Earnings Release	Page 1 of 4

For more information contact:

Investor Relations
Suzanne DuLong
(206) 272-7049
s.dulong@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Delivers 5% Revenue Growth in Fiscal Year 2020 on Building Software Momentum

SEATTLE, WA - October 26, 2020 - F5 Networks, Inc. (NASDAQ: FFIV) today announced financial results for its fiscal fourth quarter and year ended September 30, 2020.
“F5 is well on its way to becoming a software-led business, with customer demand for our multi-cloud application security and delivery services driving 5% GAAP and non-GAAP annual revenue growth in fiscal year 2020,” said François Locoh-Donou, president and CEO of F5. “Going forward, we expect continued robust software growth from a more diversified base of subscription and SaaS revenue, a software subscription renewals flywheel that is starting to turn with momentum, and true-forward revenue opportunities on a significant percentage of our long-term software subscription contracts.”
“We have prioritized our innovation and investment to focus on solving our customers’ most pressing application challenges,” continued Locoh-Donou. “New ways of working and higher consumer expectations for application performance along with exploding application growth have created new challenges for customers that F5 is uniquely positioned to address.”
Fiscal Year 2020 Performance Summary
Following its acquisition of Shape Security, to provide transparency to what F5 management believes reflects its ongoing business results, during fiscal year 2020, F5 is reporting both GAAP and non-GAAP revenue. Non-GAAP revenue excludes the impact of the purchase accounting write-down on Shape’s assumed deferred revenue.
GAAP revenue of $2.35 billion for fiscal year 2020 reflects 5% growth from $2.24 billion in fiscal year 2019.
Non-GAAP revenue for fiscal year 2020 was $2.36 billion, reflecting 5% growth in total revenue and 52% growth in software revenue from the year ago period.
GAAP net income for fiscal year 2020 was $307 million, or $5.01 per diluted share compared to fiscal year 2019 GAAP net income of $428 million, or $7.08 per diluted share.
Non-GAAP net income for fiscal year 2020 was $575 million, or $9.37 per diluted share, compared to $626 million, or $10.36 per diluted share, in fiscal year 2019. Non-GAAP net income for fiscal year 2020 excludes $202 million in stock-based compensation, $56 million in acquisition-related charges, $35 million in amortization of purchased intangible assets, and $17 million in facility-exit costs.
Fourth Quarter Performance Summary
GAAP revenue of $615 million for the fourth quarter of fiscal year 2020 reflects 4% growth from $590 million in the fourth quarter of fiscal year 2019.
Non-GAAP revenue for the fourth quarter of fiscal year 2020 was $617 million, reflecting 4% growth in total revenue and 36% growth in software revenue from the year ago period.

Q4 FY20 Earnings Release	Page 2 of 4
GAAP net income for the fourth quarter of fiscal year 2020 was $78 million, or $1.26 per diluted share compared to fourth quarter fiscal year 2019 GAAP net income of $95 million, or $1.57 per diluted share.
Non-GAAP net income for the fourth quarter of fiscal year 2020 was $150 million, or $2.43 per diluted share, compared to $157 million, or $2.59 per diluted share, in the fourth quarter of fiscal year 2019. Non-GAAP net income for the fourth quarter of fiscal year 2020 excludes $52 million in stock-based compensation, $11 million in acquisition-related charges, $11 million in amortization of purchased intangible assets, and $11 million in facility-exit costs.
A reconciliation of revenue, net income, earnings per share, and other measures on a GAAP to non-GAAP basis is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
For the first quarter of fiscal year 2021 ending December 31, 2020, F5 expects to deliver revenue in the range of $595 million to $615 million with non-GAAP earnings in the range of $2.26 to $2.38 per diluted share.
All forward-looking non-GAAP measures included in the outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, October 26, 2020, at 4:30 pm ET. The live webcast can be accessed from the investor relations portion of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial (833) 714-0927. Outside the U.S. and Canada, dial +1 (778) 560-2886. Reference Meeting ID 6055259. Please call at least 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, projected and target revenue and earnings ranges, income, earnings per share, share amounts and share price assumptions, share repurchases, demand for application delivery networking, application delivery services, security, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the impact of the COVID-19 global pandemic including but not limited to the advantages of incumbency in an uncertain environment, caution in spending patterns in the most severely impacted verticals, delays in orders in some impacted regions due to COVID-19 impacts; prolonged face-to-face sales engagement delaying some new strategic projects; customer acceptance of our new security, application delivery, optimization, and software and SaaS offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its

Q4 FY20 Earnings Release	Page 3 of 4
competitors; F5 may not realize the financial and strategic goals that are contemplated through its acquisitions, including Shape and NGINX, and F5 may not successfully operate and integrate newly-acquired businesses appropriately or as expected; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions, including those related to COVID-19, which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results, performance or achievements to vary from expectations. The financial information contained in this presentation should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this presentation are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, restructuring charges, facility-exit costs, significant litigation and other contingencies and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Acquisition-related write-downs of assumed deferred revenue. Included in its GAAP financial statements, F5 records acquisition-related write-downs of assumed deferred revenue to fair value, which results in lower recognized revenue over the term of the contract. F5 includes revenue associated with acquisition-related write-downs of assumed deferred revenue in its non-GAAP financial measures as management believes it provides a more accurate depiction of revenue arising from our strategic acquisitions.
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the company’s core business and to facilitate comparison of the company’s results to those of peer companies.
Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Management does not believe these charges accurately reflect the performance of the company’s ongoing operations, therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. In fiscal year 2019, F5 relocated its headquarters in Seattle, Washington, and recorded charges in connection with this facility exit as well as other non-recurring lease activity. These charges are not representative of

Q4 FY20 Earnings Release	Page 4 of 4
ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Impairment charges. In fiscal year 2019, F5 recorded impairment of capitalized software development costs reflecting strategy changes in certain product development initiatives. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and is used by management in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) is a multi-cloud application security and delivery company that enables our customers—which include the world’s largest enterprises, financial institutions, service providers, and governments—to bring extraordinary digital experiences to life. For more information, go to f5.com. You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
F5 is a trademark or service mark of F5 Networks, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.

Source: F5 Networks

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$849,556	$599,219
Short-term investments	360,333	373,063
Accounts receivable, net of allowances of $3,105 and $3,259	296,183	322,029
Inventories	27,898	34,401
Other current assets	259,506	182,874
Total current assets	1,793,476	1,511,586
Property and equipment, net	229,239	223,426
Operating lease right-of-use assets	300,680	—
Long-term investments	102,939	358,402
Deferred tax assets	45,173	27,701
Goodwill	1,858,966	1,065,379
Other assets, net	347,447	203,781
Total assets	$4,677,920	$3,390,275
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$64,472	$62,627
Accrued liabilities	321,398	235,869
Deferred revenue	883,134	807,030
Current portion of long-term debt	19,275	—
Total current liabilities	1,288,279	1,105,526
Deferred tax liabilities	602	313
Deferred revenue, long-term	389,498	391,086
Operating lease liabilities, long-term	338,715	—
Long-term debt	369,047	—
Other long-term liabilities	59,511	131,853
Total long-term liabilities	1,157,373	523,252
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 61,099 and 60,367 shares issued and outstanding	305,453	142,597
Accumulated other comprehensive loss	(18,716)	(19,190)
Retained earnings	1,945,531	1,638,090
Total shareholders’ equity	2,232,268	1,761,497
Total liabilities and shareholders’ equity	$4,677,920	$3,390,275

F5 Networks, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net revenues
Products (1)	$278,451	$264,926	$1,025,856	$985,591
Services	336,365	325,462	1,324,966	1,256,856
Total	614,816	590,388	2,350,822	2,242,447
Cost of net revenues (2)(3)(4)(5)
Products	62,634	44,693	215,275	174,986
Services	49,333	46,225	192,612	181,591
Total	111,967	90,918	407,887	356,577
Gross profit	502,849	499,470	1,942,935	1,885,870
Operating expenses (2)(3)(4)(5)(6)
Sales and marketing	220,379	217,554	843,178	748,619
Research and development	120,300	102,812	441,324	408,058
General and administrative	63,557	64,390	258,366	210,730
Restructuring charges	—	—	7,800	—
Total	404,236	384,756	1,550,668	1,367,407
Income from operations	98,613	114,714	392,267	518,463
Other income, net	(1,090)	3,397	4,130	22,648
Income before income taxes	97,523	118,111	396,397	541,111
Provision for income taxes	19,860	23,274	88,956	113,377
Net income	$77,663	$94,837	$307,441	$427,734

Net income per share — basic	$1.27	$1.57	$5.05	$7.12
Weighted average shares — basic	61,149	60,283	60,911	60,044

Net income per share — diluted	$1.26	$1.57	$5.01	$7.08
Weighted average shares — diluted	61,636	60,448	61,378	60,456

Non-GAAP Financial Measures
Net income as reported	$77,663	$94,837	$307,441	$427,734
Acquisition-related write-downs of assumed deferred revenue	1,963	—	6,824	—
Stock-based compensation expense	52,198	43,732	201,949	162,914
Amortization of purchased intangible assets	10,720	4,586	34,604	11,846
Facility-exit costs	11,045	15,048	16,601	28,800
Acquisition-related charges	11,321	8,079	56,483	41,742
Impairment charges	—	6,273	—	6,273
Restructuring charges	—	—	7,800	—
Tax effects related to above items	(15,276)	(15,807)	(56,726)	(53,048)
Net income excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$149,634	$156,748	$574,976	$626,261

Net income per share excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges, restructuring charges and non-recurring tax expenses and benefits (non-GAAP) - diluted	$2.43	$2.59	$9.37	$10.36

Weighted average shares - diluted	61,636	60,448	61,378	60,456

(1) GAAP net product revenues	$278,451	$264,926	$1,025,856	$985,591
Acquisition-related write-downs of assumed deferred revenue	1,963	—	6,824	—
Non-GAAP net product revenues	280,414	264,926	1,032,680	985,591
GAAP net service revenues	336,365	325,462	1,324,966	1,256,856
Acquisition-related write-downs of assumed deferred revenue	—	—	—	—
Non-GAAP net service revenues	336,365	325,462	1,324,966	1,256,856
Total non-GAAP net revenues	$616,779	$590,388	$2,357,646	$2,242,447

(2) Includes stock-based compensation expense as follows:
Cost of net revenues	$6,776	$5,233	$25,470	$20,385
Sales and marketing	22,258	19,832	88,446	69,477
Research and development	13,367	10,288	50,271	40,886
General and administrative	9,797	8,379	37,762	32,166
	$52,198	$43,732	$201,949	$162,914

(3) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$7,382	$3,096	$23,814	$7,653
Sales and marketing	2,749	961	8,612	2,083
General and administrative	589	529	2,178	2,110
	$10,720	$4,586	$34,604	$11,846

(4) Includes facility-exit costs as follows:
Cost of net revenues	$1,457	$1,806	$2,300	$3,520
Sales and marketing	3,272	3,838	5,100	7,470
Research and development	3,328	4,403	5,257	9,994
General and administrative	2,988	5,001	3,944	7,816
	$11,045	$15,048	$16,601	$28,800

(5) Includes acquisition-related charges as follows:
Cost of net revenues	$114	$—	$127	$—
Sales and marketing	4,255	445	13,703	6,551
Research and development	1,511	205	2,838	16,321
General and administrative	5,441	7,429	39,815	18,870
	$11,321	$8,079	$56,483	$41,742

(6) Includes impairment charges as follows:
General and administrative	$—	$6,273	$—	$6,273
	$—	$6,273	$—	$6,273

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Years Ended
	September 30,
	2020	2019
Operating activities
Net income	$307,441	$427,734
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	201,948	162,914
Depreciation and amortization	95,857	68,507
Non-cash operating lease costs	39,139	—
Other	2,122	1,662
Deferred income taxes	7,293	7,440
Impairment of assets	9,673	6,273
Non-cash provisions for exit costs	—	8,211
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	46,502	(18,305)
Inventories	6,503	(3,832)
Other current assets	(49,895)	(75,449)
Other assets	(25,690)	(22,742)
Accounts payable and accrued liabilities	34,742	74,710
Deferred revenue	35,514	110,718
Lease liabilities	(50,251)	—
Net cash provided by operating activities	660,898	747,841
Investing activities
Purchases of investments	(584,240)	(602,987)
Maturities of investments	543,065	625,201
Sales of investments	309,687	278,244
Acquisition of businesses, net of cash acquired	(955,574)	(611,550)
Purchases of property and equipment	(59,940)	(103,542)
Net cash used in investing activities	(747,002)	(414,634)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	52,835	45,598
Repurchase of common stock	(100,016)	(201,045)
Proceeds from term debt agreement	400,000	—
Payments on term debt agreement	(10,000)	—
Payments for debt issuance costs	(3,040)	—
Taxes paid related to net share settlement of equity awards	(2,536)	—
Net cash provided by (used in) financing activities	337,243	(155,447)
Net increase in cash, cash equivalents and restricted cash	251,139	177,760
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(567)	(1,400)
Cash, cash equivalents and restricted cash, beginning of period	602,254	425,894
Cash, cash equivalents and restricted cash, end of period	$852,826	$602,254
Supplemental disclosures of cash flow information
Cash paid for taxes, net of refunds	$80,236	$100,569
Cash paid for amounts included in the measurement of lease liabilities	60,564	—
Cash paid for interest on long-term debt	6,568	—
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$402,007	$—
Capitalized leasehold improvements paid directly by landlord	—	34,948